Exhibit 10.1

Equipment and Inventory Sales Agreement

Seller：Jiangxi Taina Nanfeng Tangerine Ltd. (“Taina”)
Purchaser: Nanfeng Huaxia Wuqiannian Ecological Wine Village Ltd. (“Huaxia”)

Both Taina and Huaxia agree on the following terms,

1.	Selling Price
The total selling price of wine producing equipments located in Nanfeng’s factory, which also include inventory (“Equipments”), is RMB3,080,000

2.	Payment
Huaxia shall make the first payment of RMB680,000 to Taina within 5 days upon signing this agreement; the rest of the payment of RMB2,400,000 shall be made on or before August 31.

3.	Equipment Delivery
Taina shall deliver the Equipments to Huaxia within 45 days upon the receipt of first payment of RMB680,000.

4.	Representation of Taina
1) Taina is a good standing company registered under the laws of the People’s Republic of China
2) Taina has the right and capacity on selling of the Equipments
3) Taina has made complete and proper description on the overall condition of the Equipments. The description includes the external appearance, performance, operation and maintenance instruction, damages.
4) Taina shall be fully responsible for any dispute arise from the property right of the Equipments

5.	Representation of Huaxia
1)	Huaxia is a good standing company registered under the laws of People’s Republic of China
2)	Huaxia has the right and capacity on purchasing the Equipments
3)	Huaxia has been informed of the condition of the Equipments, and agree on the purchase.
4)	Huaxia shall guarantee to start operation after purchasing the Equipments.
5)	Huaxia shall not engage in any activity under the name of Taina without the consent of Taina

6.	Breach of Contract
1)	Compensation shall be made if any loss of one party due to the other party’s fault
2)
In case Taina fail to deliver the Equipments to Huaxia on time, Huaxia has the right to ask Taina to carry on the execution of this agreement. In case Taina refuse to deliver the Equipments on time, Huaxia can terminate the contract and get refund.

   7.  The contract is made in two original copies, and each original copy has the same legal effect.

Jiangxi Taina Nanfeng Tangerine Ltd.
Signature:____________________

Nanfeng Huaxia Wuqiannian Ecological Wine Village Ltd.
Signature:____________________